SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 27, 2001


Exact  name  of  Registrant  as  specified  in  its charter:
                                                 Central Parking Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
                                                Suite  200
                                                Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since last  report:
                                                             Not  applicable

ITEM  5.     OTHER  EVENTS

On November 27, 2001, the Registrant announced its operating results for the quarter and year ended September 30, 2001 .

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  November  27,  2001

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Central  Parking  Corporation

               /s/  Hiram  A.Cox
               -----------------

Date:  November  27,  2001     By:  Hiram  A.  Cox
                                    Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------


Investor  Contacts:    William J. Vareschi, Jr.   or   Hiram A. Cox
                       Vice Chairman and               Senior Vice President and
                         Chief Executive Officer         Chief Financial Officer
                       (615) 297-4255                  (615)  297-4255
                       bvareschi@parking.com           hcox@parking.com
                                  ---------------------

Media  Contact:        Richard Jonardi
                       Communications Manager
                       (615) 297-4255
                       rjonardi@parking.com


       CENTRAL  PARKING  CORPORATION  REPORTS  FOURTH  QUARTER  EARNINGS

NASHVILLE, TENN. (NOV. 27, 2001) -- Central Parking Corporation (NYSE: CPC) today announced earnings for the fourth fiscal quarter ended September 30, 2001 that were in line with the guidance offered by the Company last month. Earnings before property-related activities totaled $4.0 million, or $0.11 per diluted share, compared with $7.0 million, or $0.19 per diluted share, in the year-earlier period. Revenues for the fourth quarter of 2001 declined slightly to $174.4 million versus $176.6 million in the year-earlier period.

     Earnings for the year ended September 30, 2001 totaled $30.8 million, or $0.86 per diluted share before property-related activities, versus earnings of $40.4 million, or $1.10 per diluted share, for fiscal 2000 before merger and integration-related expenses, property-related activities and an extraordinary item. Revenues for fiscal 2001 totaled $705.2 million versus $730.9 million in the year-earlier period.

     William J. Vareschi, Jr., Vice Chairman and Chief Executive Officer, said "The attacks of September 11 had a direct impact on our business in New York City, Washington, D.C., and to a lesser degree in other markets impacted by reduced travel such as hotels and airports. As noted in our October 15 release, the impact of the September 11 attacks reduced revenues by approximately $5 million for the quarter. Without these attacks, the fourth quarter was on track to produce year over year earnings growth. Although revenues have rebounded, it is clear that the slowdown that has developed in the general economy will make fiscal 2002 a challenging year. We have the advantage that our core parking services business is relatively less exposed to short-term swings in the economy, but we do have exposure to changes in demand related to entertainment and discretionary travel. To adapt to the current environment, we have intensified our actions to reduce operating expenses while continuing to focus on growing revenues by implementing a company-wide effort to enhance our services and deliver more value to our customers.

"Given the general economic slowdown and the lingering impact of the September 11 attacks on New York City, it will be difficult to achieve revenue or earnings growth during fiscal 2002, but we believe that our performance will improve as the year develops and the economy improves. However, given the current economic uncertainty, we are limiting our explicit guidance to the first quarter of fiscal 2002. We expect first quarter revenues will be $168 to $173 million and fully diluted earnings per share of $0.22 to $0.28 before property-related activities, and after the adoption of SFAS 142 for goodwill accounting." The Company adopted SFAS 142 effective October 1, 2001, and as a result will no longer amortize goodwill. This change is expected to increase earnings per share (excluding impairment charges, if any) by approximately $0.08 per share each quarter. The Company earned $0.28 per share in the first quarter of fiscal 2001 excluding property-related activities or $0.36 per share after reflecting the discontinuation of goodwill amortization on revenues of $177.3 million.

Vareschi concluded, "We also expect to continue to generate a strong cash flow. Our EBITDA for fiscal 2001 totaled approximately $120 million, allowing us to reduce our debt by $32.8 million, or 11%, for the year and to buy back $12.8 million of stock while continuing to reinvest in the business. Economic slowdowns such as we are experiencing now typically allow companies with strong financial positions and efficient operations to solidify their foundations for future growth. Our intent is to capitalize fully on this potential and emerge from this slowdown a much leaner and more efficient organization.

"We remain interested in adding other complementary operations such as our recently completed acquisitions of USA Parking and Universal Parking to augment internal gains and believe that the Company's fundamental prospects remain strong both in the United States and in our expanding international operations."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation management services. The Company operates approximately 4,100 parking facilities containing approximately 1.5 million spaces at locations in 40 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Germany, Mexico, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.



                           CENTRAL PARKING CORPORATION
                           ---------------------------
                              FINANCIAL HIGHLIGHTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  FOURTH QUARTER ENDED
                                                  --------------------
                                                  SEPT. 30,   SEPT. 30,
                                                   2001(a)      2000
                                                  -------      -------

Total revenues                                   $ 174,415   $ 176,579
Total cost and expenses                           (163,146)   (158,403)
Property-related activities                         (4,678)     (1,236)
                                                 ----------  ----------
Operating earnings                                   6,591      16,940
Other income (expense), net                         (1,639)     (1,168)
Interest (expense), net                             (2,593)     (5,346)
Income taxes                                        (1,401)     (4,399)
                                                 ----------  ----------
Earnings before extraordinary item
   and change in accounting principle            $     958   $   6,027
                                                 ==========  ==========

Earnings before extraordinary item
   and change in accounting principle per share
  Basic                                          $    0.03   $    0.17
  Diluted                                        $    0.03   $    0.16

Weighted average common shares:
  Basic                                             35,757      36,204
  Diluted                                           36,924      36,644

Pro forma earnings per share
  Basic                                          $    0.11   $    0.19
  Diluted                                        $    0.11   $    0.19


                           CENTRAL PARKING CORPORATION
                           ---------------------------
                              FINANCIAL HIGHLIGHTS
                                 (IN THOUSANDS)


                                                    FISCAL YEAR ENDED
                                                    -----------------
                                                  SEPT. 30,   SEPT.  30,
                                                   2001(a)      2000(b)
                                                 ----------   ----------
                                                 (UNAUDITED)

Total revenues                                    $ 705,159   $ 739,929
Total cost and expenses                            (633,607)   (649,020)
Merger/integration                                       --      (3,747)
Property-related activities                          (7,255)        935
                                                  ----------  ----------
Operating earnings                                   64,297      79,097
Other income (expense), net                          (4,313)        914
Interest (expense), net                             (14,761)    (20,100)
Income taxes                                        (19,112)    (23,277)
                                                  ----------  ----------
Earnings before extraordinary item
   and change in accounting principle             $  26,111   $  36,634
                                                  ==========  ==========

Earnings before extraordinary item
   and change in accounting principle per share:
  Basic                                           $    0.73   $    1.01
  Diluted                                         $    0.73   $    0.99

Weighted average common shares:
  Basic                                              35,803      36,365
  Diluted                                            36,015      36,851

Pro forma earnings per share:
  Basic                                           $    0.87   $    1.11
  Diluted                                         $    0.86   $    1.10


(a) Pro forma earnings per share exclude net gains (losses) on property-related activities. Results for the fiscal year ended September 30, 2001 exclude a change in accounting principle loss of $258,000 after taxes.

(b) Pro forma earnings per share exclude merger and integration costs related to the merger in March 1999 of Allright Holdings, Inc., and net gains from property-related activities. Results for the fiscal year ended September 30, 2000 exclude an extraordinary loss of $195,000 after taxes.


                           CENTRAL PARKING CORPORATION
                           CONSOLIDATED BALANCE SHEETS

Amounts  in  thousands,  except  share  data

                                                                         SEPTEMBER  30,
                                                                         --------------
                                                                       2001          2000
                                                                       ----          ----
                                                                   (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents                                           $ 41,849   $   43,214
  Management accounts receivable                                        32,613       32,052
  Accounts receivable - other                                           16,149       14,995
  Current portion of notes receivable (including amounts due
    from related parties of $4,304 in 2001 and $763 in 2000)             6,836        4,090
  Prepaid rent                                                           5,027        8,307
  Prepaid other expenses                                                 5,460        4,953
  Deferred income taxes                                                    259          612
                                                                      ---------  -----------
    Total current assets                                               108,193      108,223
Investments, at amortized cost (fair value $6,216 in 2001and $5,775
  in 2000)                                                               6,035        5,778
Notes receivable, less current portion                                  42,931       46,153
Property, equipment, and leasehold improvements, net                   415,405      432,833
Contracts and lease rights, net                                         88,094       96,607
Goodwill, net                                                          250,630      264,756
Investment in and advances to partnerships and joint ventures           30,704       30,306
Other assets                                                            44,889       37,649
                                                                      ---------  -----------
                                                                      $986,881   $1,022,305
                                                                      =========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations     $ 53,337   $   55,760
  Accounts payable                                                      78,879       73,461
  Accrued payroll and related costs                                     12,616       14,287
  Accrued expenses                                                      12,381       12,236
  Management accounts payable                                           20,541       33,452
  Income taxes payable                                                   7,134        8,279
                                                                      ---------  -----------
    Total current liabilities                                          184,888      197,475
Long-term debt and capital lease obligations, less current portion     223,135      253,535
Deferred rent                                                           21,228       18,794
Deferred compensation                                                   12,330       11,732
Deferred income taxes                                                   15,757       24,801
Minority interest                                                       31,121       31,108
Other liabilities                                                        6,976        4,603
                                                                      ---------  -----------
    Total liabilities                                                  495,435      542,048
Company-obligated mandatorily redeemable convertible securities of
  subsidiary holding solely parent debentures                          110,000      110,000
Shareholders' equity
  Common stock, $0.01 par value; 50,000,000 shares authorized,
    35,791,550 and 36,330,275 shares issued and outstanding at
    September 30, 2001and 2000, respectively                               358          363
  Additional paid-in capital                                           238,464      248,817
  Accumulated other comprehensive loss, net                             (1,979)        (144)
  Retained earnings                                                    145,308      121,612
  Shares held in trust                                                    (705)          --
  Deferred compensation on restricted stock                                 --         (391)
                                                                      ---------  -----------
    Total shareholders' equity                                         381,446      370,257
                                                                      ---------  -----------
                                                                      $986,881   $1,022,305
                                                                      =========  ===========

                           CENTRAL PARKING CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS

Amounts  in  thousands,  except  per  share  data

                                                       YEAR  ENDED  SEPTEMBER  30,
                                                       ---------------------------
                                                       2001        2000       1999
                                                       ----        ----       ----
                                                    (UNAUDITED)

Revenues:
  Parking                                             $603,416   $628,666   $639,086
  Management contract                                  101,743    102,263     91,386
                                                      ---------  ---------  ---------
  Total revenues                                       705,159    730,929    730,472
Costs and expenses:
  Cost of parking                                      513,571    528,684    535,168
  Cost of management contracts                          41,188     36,270     27,740
  General and administrative                            66,807     71,946     77,312
  Goodwill and compete amortization                     12,041     12,120     11,607
  Merger costs                                              --      3,747     40,970
                                                      ---------  ---------  ---------
  Total costs and expenses                             633,607    652,767    692,797
Property-related gains (losses), net                    (7,255)       935      3,006
                                                      ---------  ---------  ---------
          Operating earnings                            64,297     79,097     40,681
Other income (expenses):
  Interest income                                        5,807      6,904      6,639
  Interest expense                                     (20,568)   (27,004)   (26,951)
  Dividends on company-obligated mandatorily
    redeemable convertible securities of a
    subsidiary trust                                    (5,886)    (6,012)    (5,926)
  Minority interest                                     (3,502)    (3,334)    (2,612)
  Equity in partnership and joint venture earnings       5,075     10,260      5,233
                                                      ---------  ---------  ---------
  Earnings before income taxes, extraordinary item
    and  cumulative effect of accounting change         45,223     59,911     17,064
Income tax expense:
  Current                                               26,462     25,843     15,423
  Deferred                                              (7,350)    (2,566)    (3,043)
                                                      ---------  ---------  ---------
  Total income taxes                                    19,112     23,277     12,380
                                                      ---------  ---------  ---------
Earnings before extraordinary item and cumulative
  effect of accounting change                           26,111     36,634      4,684
Extraordinary item, net of tax                              --       (195)    (1,002)
Cumulative effect of accounting change, net of tax        (258)        --         --
                                                      ---------  ---------  ---------
    Net earnings                                      $ 25,853   $ 36,439   $  3,682
                                                      =========  =========  =========

Basic earnings per share:
  Earnings before extraordinary item and
    cumulative effect of accounting change            $   0.73   $   1.01   $   0.13
  Extraordinary item, net of tax                      $     --   $  (0.01)  $  (0.03)
  Cumulative effect of accounting change, net of tax  $  (0.01)  $     --   $     --
  Net earnings                                        $   0.72   $   1.00   $   0.10
Diluted earnings per share:
  Earnings before extraordinary item and
    cumulative effect of accounting change            $   0.73   $   0.99   $   0.13
  Extraordinary item, net of tax                      $     --   $     --   $  (0.03)
  Cumulative effect of accounting change, net of tax  $  (0.01)  $     --   $     --
  Net earnings                                        $   0.72   $   0.99   $   0.10


                           CENTRAL PARKING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts  in  thousands
                                                                                    YEAR  ENDED  SEPTEMBER  30,
                                                                                    ---------------------------
                                                                                   2001        2000        1999
                                                                                   ----        ----        ----
                                                                                (UNAUDITED)
Cash flows from operating activities:
Net earnings                                                                      $ 25,853   $ 36,439   $   3,682
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation and amortization of property                                       21,706     23,192      22,872
    Amortization of goodwill and non-compete agreements                             12,041     12,120      11,607
    Amortization of contract and lease rights,
      straight-line rent, deferred financing fees and other                         14,000     10,923       8,652
    Equity in partnership and joint venture earnings                                (5,075)   (10,260)     (5,233)
    Distributions from partnerships and joint ventures                               3,300     10,039       5,149
    Net (gains) losses on property related activities                                7,255       (935)     (3,006)
    Deferred income taxes                                                           (7,350)    (2,566)     (3,043)
    Minority interest                                                                3,502      3,334       2,612
    Charge for Edison minority interest write-up                                        --         --       7,000
    Tax benefit nonqualifying stock options                                             --        850         635
Changes in operating assets and liabilities, excluding effects of acquisitions:
    Management accounts receivable                                                    (561)     1,236     (13,441)
    Accounts receivable - other                                                       (624)     4,193      (5,432)
    Prepaid rent                                                                     3,280      5,923       1,708
    Prepaid expenses - other                                                          (507)     2,485      (1,673)
    Prepaid and refundable income taxes                                                 --      5,374      (4,108)
    Other assets                                                                    (9,042)     2,728     (10,864)
    Accounts payable, accrued expenses and deferred compensation                    (6,359)    (8,810)      7,653
    Management accounts payable                                                    (12,911)        36       6,805
    Income taxes payable                                                            (1,145)     4,108       3,226
                                                                                  ---------  ---------  ----------
Net cash provided by operating activities                                           47,363    100,409      34,801
                                                                                  ---------  ---------  ----------
Cash flows from investing activities:
Proceeds from disposition of property and equipment                                 30,800     28,881      25,252
Investments in (repayments of) notes receivable, net                                   476     10,130     (12,377)
Purchase of property, equipment and leasehold improvements                         (29,288)   (52,242)    (38,000)
Purchase of contract and lease rights                                               (2,988)      (980)    (43,338)
Investments in and advances to partnerships,
  joint ventures and unconsolidated subsidiaries                                     1,164     (2,224)       (219)
Purchase of remaining interest in unconsolidated subsidiary                             --         --     (20,789)
Acquisitions of companies, net of cash acquired                                         --       (257)       (785)
Proceeds from maturities and calls of investments                                    1,225        537         712
Purchase of investments                                                             (1,517)      (827)     (1,113)
                                                                                  ---------  ---------  ----------
Net cash used by investing activities                                                 (128)   (16,982)    (90,657)
                                                                                  ---------  ---------  ----------
Cash flows from financing activities:
Dividends paid                                                                      (2,163)    (2,197)     (1,986)
Net borrowings (repayments) under revolving credit agreement                        22,488    (60,914)     98,677
Proceeds from issuance of notes payable, net of issuance costs                          --     13,300     263,615
Payment to minority interest partner                                                (3,114)        --      (3,338)
Principal repayments on notes payable                                              (55,629)   (28,718)   (302,413)
Repurchase of common stock                                                         (12,848)   (14,623)         --
Proceeds from issuance of common stock and exercise of stock options                 2,490      2,732       2,813
                                                                                  ---------  ---------  ----------
Net cash provided (used) by financing activities                                   (48,776)   (93,758)     58,603
                                                                                  ---------  ---------  ----------
Foreign currency translation                                                           176       (124)        178
                                                                                  ---------  ---------  ----------
Net increase (decrease) in cash and cash equivalents                                (1,365)   (10,455)      2,925
Cash and cash equivalents at beginning of period                                    43,214     53,669      39,495
Cash and cash equivalents derived from Allright merger                                  --         --      11,249
                                                                                  ---------  ---------  ----------
Cash and cash equivalents at end of period                                        $ 41,849   $ 43,214   $  53,669
                                                                                  =========  =========  ==========

Non-cash transactions:
  Purchase of property and equipment in exchange
    for liabilities                                                               $     --   $     --   $      --
  Issuance of stock in acquisitions                                               $     --   $     --   $      --
  Issuance of restricted stock                                                    $     --   $     48   $      74
  Purchase of lease rights and contract rights with notes payable                 $     --   $ 14,250   $      --

Effects of acquisitions:
  Estimated fair value of assets acquired                                         $     --   $    365   $     285
  Purchase price in excess of the net assets
    acquired (goodwill)                                                                 --        355         500
  Estimated fair values of liabilities assumed                                          --       (412)         --
  Common stock issued                                                                   --         --          --
                                                                                  ---------  ---------  ----------
  Cash paid                                                                             --        308         785
  Less cash acquired                                                                    --        (51)         --
                                                                                  ---------  ---------  ----------
  Net cash paid for acquisitions                                                  $     --   $    257   $     785
                                                                                  =========  =========  ==========

-  END  -